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                                                                    Exhibit 10.1

                             Chart Industries, Inc.
                       5885 Landerbrook Drive, Suite 150
                              Cleveland, Ohio 44124

                                                              April 30, 2003

       To those parties identified on the signature page hereof, who are holders of claims under the Credit Agreement, dated as of April 12, 1999, among Chart Industries, Inc. ("Chart"), a Delaware corporation, certain subsidiaries of Chart, and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent (the "Agent"), National City Bank, as Documentation Agent, and the Lenders thereunder (as amended and modified from time to time, the "Credit Agreement"); the Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among Chart, certain subsidiaries of Chart, the Agent, and the Lenders thereunder (as amended and modified from time to time, the "First Incremental Revolver"); and the Series 2 Incremental Revolving Credit Agreement, dated as of April 17, 2001, among Chart, certain subsidiaries of Chart, the Agent, and the Lenders thereunder (as amended and modified from time to time, the "Second Incremental Revolver" and, collectively with the Credit Agreement and the First Incremental Revolver, the "Credit Facilities"):

       Chart and certain of its U.S. subsidiaries (collectively, the "Company") intend to commence Chapter 11 bankruptcy cases and file a Chapter 11 plan to effect a financial and capital structure reorganization, including the restructuring of the obligations under the Credit Facilities (the "Bank Claims"). This letter agreement (this "Agreement") sets forth the terms on which you have agreed to vote all of your interests in the Bank Claims in favor of a chapter 11 plan of reorganization that contain terms not materially different from those set forth herein and/or in the exhibits attached hereto.

       In exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the undersigned beneficial owner of, or holder of investment authority over, the Bank Claims (the "Bank Claim Holder"), intending to be legally bound, hereby agree as follows:

       (i) The Restructuring. The Company shall file a prepackaged case (the "Bankruptcy Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware or other venue acceptable to the Bank Claim Holder. In connection with the Bankruptcy Case, the Company shall file a plan of reorganization (the "Plan") that provides for a financial restructuring of the Company and its capital structure in accordance with the terms set forth herein and in Exhibit A hereto, which is incorporated herein and made a part hereof by this reference (the "Plan Term Sheet"). All capitalized terms used but not defined herein shall have the meaning given to them in the Plan Term Sheet.

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       (ii)    Representations of Bank Claim Holder. Bank Claim Holder hereby represents and warrants to the Company as follows:

           (a) Bank Claim Holder is duly organized, validly existing and in good standing under the laws of Bank Claim Holder's jurisdiction of organization;

           (b) Bank Claim Holder has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

           (c) the execution and delivery of this Agreement and the performance by Bank Claim Holder of its obligations hereunder have been duly authorized by all necessary action;

           (d) this Agreement has been duly executed and delivered by Bank Claim Holder and constitutes the valid and binding obligation of Bank Claim Holder, enforceable against Bank Claim Holder in accordance with its terms; and

           (e) as of the date hereof, Bank Claim Holder is the beneficial owner of, or holder of investment authority over, Bank Claims in the aggregate principal amount set forth below such Bank Claim Holder's name on the signature page hereof (the "Bank Claim Holder's Claims"), and beneficially owns, or has investment authority over, no other Bank Claims, and the registered holder and custodial party for the Bank Claim Holder's Claims are as set forth on the signature page hereof.

       (iii) Representations of Company. Company hereby represents and warrants to Bank Claim Holder as follows: (a) Chart and each of its U.S. subsidiaries is a corporation or other business organization duly organized, validly existing and in good standing under the laws of such entity's state of incorporation or organization; (b) Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(c) the execution and delivery of this Agreement and the performance by Company of its obligations hereunder have been duly authorized by all necessary action;
(d) this Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms; (e) the financial and other information concerning the Company which the Company or its representatives have made available to Bank Claim Holder (other than any projected financial information included therein), including the Company's annual report on Form 10-K, was complete and correct in all material respects as of the respective dates of such information and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were made, and the projected financial information concerning the Company, which the Company or its representatives made available to Bank Claim Holder was prepared in good faith and on the basis of assumptions which, in light of the circumstances under which they were made, were reasonable; and (f) the Company does not own (beneficially or otherwise) or control any Bank Claims.

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       (iv) Agreement to Forbear. Bank Claim Holder agrees during the term of this Agreement (a) to neither take any action to accelerate the indebtedness due under the Bank Claims nor direct the Agent to pursue any right or remedy under the Credit Facilities or otherwise; and (b) not to initiate, or have initiated on its behalf, any litigation or proceeding of any kind against the Company, its subsidiaries and/or their respective affiliates other than to enforce this Agreement. Notwithstanding the foregoing or anything else in this Agreement to the contrary, Bank Claim Holder shall not be barred from objecting to (x) approval of the Disclosure Statement if such Disclosure Statement contains a material misstatement or omission or fails to contain adequate information for the purposes of Bankruptcy Code Section 1125 or other applicable law, or (y) confirmation of the Plan, or approval, execution or implementation of any restructuring document, if such Plan or restructuring document contains terms that are materially inconsistent with this Agreement or the Plan Term Sheet. In addition, except as expressly provided in this Agreement, nothing is this Agreement is intended to, or does, in any manner, waive, limit, impair, or restrict the ability of Bank Claim Holder to protect and preserve its rights, remedies, and interests, including, without limitation, those rights, remedies and interests associated with its Bank Claims or any other claim against the Company.

       (v) Agreement to Vote in Favor of Plan of Reorganization. Bank Claim Holder's agreements with respect to the Plan, and Bank Claim Holder's vote in favor of the Plan, shall be conditioned on the terms of the Plan and all related documents being consistent in all material respects with the terms set forth on Exhibit A. If the Company files the Plan and has complied with this Agreement, and this Agreement has not terminated, Bank Claim Holder agrees to support the Plan, and to execute and deliver to the Company, within three (3) business days after solicitation materials are delivered to the Bank Claim Holder, a ballot in a form reasonably acceptable to the Bank Claim Holder and the Company indicating Bank Claim Holder's acceptance of the Plan. Bank Claim Holder further agrees not to oppose the Company's request for the entry of customary first day orders after the commencement of the Bankruptcy Case.

       (vi) Certain Conditions and Covenants. In addition to the other conditions to Bank Claim Holder's obligations set forth herein, each obligation and liability of Bank Claim Holder under this Agreement is conditioned in its entirety upon: (a) the truth of the representations, covenants and warranties of Company set forth herein; (b) the terms and conditions of the treatment of the Bank Claims under the Plan not materially differing from those set forth herein and in the Plan Term Sheet; (c) this Agreement not having been terminated pursuant to Section (vii) hereof; (d) the Plan being consistent in all material respects with the terms and provisions of this Agreement and the Plan Term Sheet; (e) the Company providing full and complete access to its assets, properties, management, contracts, books, records, financial data, operating data and all such other information concerning the business and operations of the Company that the Lender Group may request in connection with the Lender Group's due diligence investigation, subject to the Company's right to preserve attorney/client, work-product and similar privileges; (f) the Company providing timely notice of any Alternative Transaction (defined in the Plan Term Sheet) as required under the Plan Term Sheet; and (g) the Company not making material modifications to existing contracts and corporate

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governance documents , or entering into new material contracts, without the consent of the Lender Group, except however that the Company may continue to enter into ordinary course of business contracts consistent with past practices.

       (vii) Termination of Agreement. (a) The obligations of Bank Claim Holder under this Agreement shall terminate, at the discretion of Bank Claim Holder, upon (1) the occurrence of an unwaived Default or unwaived Event of Default under the pre-petition Credit Agreement ( as amended from time to time) or the post-petition DIP Financing Agreement, (2) conversion of the Bankruptcy Case to one under chapter 7 or appointment of a chapter 11 trustee, (3) the failure of the Company to meet the deadlines provided for in the Plan Term sheet for commencement of solicitation, commencement of the Bankruptcy Case, confirmation of the Plan and occurrence of the Plan Effective Date, (4) the discovery by the Lender Group of any materially adverse matter regarding the Company not previously disclosed by the Company, (5) the Company entering into an agreement to effectuate an Alternative Transaction as such term is used in the Plan Term Sheet, or the Company giving notice to the Agent or Bank Claim Holder of its termination of the transactions contemplated by the Plan Term Sheet pursuant to its fiduciary duty out contained therein, (6) the Plan, Disclosure Statement and attendant restructuring documents containing any terms inconsistent with this Agreement and the Plan Term Sheet, (7) any representation, covenant or warranty made by the Company or its agents or representatives to Bank Claim Holder or its Agent in connection with this Agreement or the Plan Term Sheet (including without limitation representations relating to the Company's financial performance) being false or misleading in any material respect when made, or (8) any other material act of the Company inconsistent with the terms of this Agreement. Termination shall be effective one business day after Bank Claim Holder provides written notification to the Company thereof via overnight delivery or fax.

           (b) In the event that (x) one or more Bank Claim Holders gives notice of termination hereby and (y) the other members of the Lender Group that have executed and remain obligated under lockup agreements not materially different from this one no longer hold enough claims to constitute an accepting class for the purposes of Bankruptcy Code Section 1126(c), then (z) the Company's obligations under this Agreement shall terminate. The Company may also terminate this Agreement by giving notice to the Agent that the Company is entering into an Alternative Transaction.

           (c) The term of this Agreement may be extended by written agreement of the parties hereto.

       (viii) No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Company and the parties hereto and the Bank Claim Holders who have entered into agreements with Chart substantially identical to this Agreement and no other person or entity shall be a third-party beneficiary hereof.

       (ix) Not an Amendment or Waiver. It is acknowledged and agreed that (except as expressly provided for herein, including without limitation in the exhibits hereto) entering into this Agreement, negotiating with respect to the Bank Claims or the

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Plan or any other action taken by Bank Claim Holder does not constitute a full or partial amendment or waiver of any of such Bank Claim Holder's rights or remedies under the Credit Facilities or at law or otherwise, and Bank Claim Holder hereby reserves such rights and remedies.

       (x) Additional Bank Claims Subject. Nothing in this Agreement shall be deemed to limit or restrict the ability or right of any Bank Claim Holder to acquire any additional Bank Claims ("Additional Bank Claims") or other claims against the Company or any affiliate of the Company; provided, however, that in the event any Bank Claim Holder acquires any such Additional Bank Claims after the date hereof (other than any such Bank Claims that are already subject to the provisions of an agreement with Chart substantially similar to this Agreement, which Bank Claims shall remain subject to the provisions of such agreement), such Additional Bank Claims shall immediately upon such acquisition become subject to the terms of this Agreement. Bank Claim Holder shall as promptly as practicable notify Chart of such acquisition, and Bank Claim Holder agrees to execute and deliver within five (5) business days of the closing of such acquisition any additional documents that Chart shall reasonably request to evidence that such Additional Bank Claims are subject to the provisions of this Agreement as of the date of acquisition.

       (xi) No Transfer. Except as set forth below, Bank Claim Holder hereby agrees, without the prior written consent of Chart, not to (a) sell, transfer, assign, pledge or otherwise dispose of any of Bank Claim Holder's Bank Claims, unless the transferee accepts such Bank Claims subject to the terms of this Agreement, or (b) grant any proxies, deposit any of Bank Claim Holder's Bank Claims into a voting trust or enter into a voting agreement with respect to any of Bank Claim Holder's Bank Claims, unless such arrangement provides for compliance herewith. In the event that a Bank Claim Holder transfers such Bank Claims prior to the consummation of the Plan, such transferee shall comply with and be subject to all the terms of this Agreement, including, but not limited to, such Bank Claim Holder's obligations to vote such Bank Claims in favor of the Plan, and shall as a condition precedent to such transfer, execute a letter agreement on terms substantially identical to the terms hereof and a ballot indicating its acceptance of the Plan. Bank Claim Holder shall, within three (3) business days of any transfer of Bank Claims, notify in writing Michael Biehl at the address of Chart set forth on the first page hereof of such transfer and provide therewith the executed documents as provided for in this paragraph.

       (xii) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

       (xiii) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

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       (xiv)   Remedies. The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance or injunctive relief without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security.

       (xv) Jurisdiction. Chart and Bank Claim Holder each hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any New York State court, any Federal court of the United States of America sitting in New York City or any court presiding over the Bankruptcy Case, and any appellate court from any thereof, in any action or proceedings arising out of or relating to this Agreement, or for recognition or enforcement of any judgment. All claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

       (xvi) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

       (xvii) Severability. Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       (xviii) This Agreement and the Plan Term Sheet and any exhibits attached thereto shall be deemed to be Confidential Information that is subject to the confidentiality requirements of Section 10.12(b) of the Credit Agreement, as such term is defined therein.

       Please sign in the space provided below to indicate your agreement and consent to the terms hereof.

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                                            Very truly yours,

                                            CHART INDUSTRIES, INC.

                                            By:
                                            __________________________________
                                            Name:
                                            Title:

Accepted and Agreed to:

Name of Bank Claim Holder:

________________________________


By: ____________________________
    Name:
    Title:

$_______________________________
 Principal Amount of Bank Claims

Registered Holder and Custodial Party:

________________________________

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